Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Michael A. Maltzman, Chief Financial Officer and Treasurer of Stratus Services Group, Inc., (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the foregoing Quarterly Report of the Company:

1.                                       fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and;

2.                                       the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2003	By:	/s/ Michael A. Maltzman
Michael A. Maltzman
Chief Financial Officer
(Principal Financial and Accounting Officer)